UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  03/16/2010

DAYSTAR TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-34052

DE	84-1390053
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

2972 Stender Way
Santa Clara CA 95054
(Address of principal executive offices, including zip code)

408 582-7100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing

    On September 15, 2009, DayStar Technologies, Inc. (the "Company") received a letter from the Nasdaq Stock Market (the "Notice") notifying the Company that for 30 consecutive trading days the bid price of the Company's common stock had closed below the $1.00 per share minimum required for continued inclusion on the Nasdaq Capital Market pursuant to Nasdaq Marketplace Rule 5550(a)(2). The Notice also stated that the Company has been provided 180 calendar days, or until March 15, 2010, to regain compliance. To do so, the bid price of the Company's common stock must close at or above $1.00 per share for a minimum of ten consecutive trading days prior to March 15, 2010.

    Under Nasdaq Marketplace Rule 5810(c)(1), Nasdaq issued the Company an additional delisting determination letter (the "Letter") on March 16, 2010 because the price of the Company's common stock did not comply with Listing Rule 5550(a)(2) within the initial 180 days provided under Listing Rule 5810(c)(3)(A). The Company held a hearing before the Nasdaq Hearings Panel on March 11, 2010 where it presented its plan to regain compliance with any listing deficiencies. Nasdaq has informed the company that any delisting of its securities is stayed pending a final decision by the Hearings Panel. The Company is currently completing activities under its compliance plan presented to the Hearings Panel on March 11, 2010.

Item 9.01.    Financial Statements and Exhibits

Exhibit No.          Description
99.1                Press Release, "DayStar Technologies, Inc. Receives Additional NASDAQ Staff
                     Determination Letter Relating to Minimum Bid Price,"
                     dated March 19, 2010

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAYSTAR TECHNOLOGIES, INC.

Date: March 19, 2010	By:	/s/ Patrick J Forkin
Patrick J Forkin III
Sr. VP Corporate Development

EXHIBIT INDEX

Exhibit No.	Description
EX-99.1	Press Release, "DayStar Technologies, Inc. Receives Additional NASDAQ Staff Determination Letter Relating to Minimum Bid Price," dated March 19, 2010